UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

YAPPN CORP.

(Exact Name of Small Business Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55082 (Commission File Number)	27-3448069 (IRS Employer Identification No.)

1001 Avenue of the Americas, 11th Floor New York, NY (Address of Principal Executive Offices )	10018 (Zip Code)

Small Business Issuer’s telephone number, including area code:   (888) 859-4441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the small business issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Energizer Resources Inc., a Minnesota corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual of Stockholders (the “Annual Meeting”) of Yappn Corp. (the “Company”) held on December 22, 2014, the stockholders of the Company approved each of the proposals set forth below by the final voting results set forth below.

Proposal 1

To elect the following individuals as directors of the Company, each to serve a term of one year or until his or her successor is duly elected or appointed:

	Number of Shares
	Votes For	Withheld
David Lucatch	89,037,537	13,600
Mark Saltzman	89,038,637	12,500
Neil Stiles	89,038,537	12,600
Herb Willer	89,037,637	13,500
Steven Wayne Parsons	89,037,537	13,600

Proposal 2

To ratify the appointment of MNP LLP, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015 and to authorize the Board of Directors to fix their remuneration:

Number of Shares
Votes For	Votes Against	Abstain
88,995,037	56,100	0

Proposal 3

To approve the Company’s 2014 Stock Option Plan:

Number of Shares
Votes For	Votes Against	Abstain
86,283,080	2,701,063	66,994

2

Proposal 4

Approval of an increase of the Company’s authorized capital stock to 200,000,000 to 400,000,000:

Number of Shares
Votes For	Votes Against	Abstain
86,122,780	2,890,357	38,000

Proposal 5

To approve an advisory vote on executive compensation:

Number of Shares
Votes For	Votes Against	Abstain
88,828,226	177,911	45,000

Proposal 6

To approve by an advisory vote the frequency of future executive compensation advisory votes:

Number of Shares
One Year	Two Years	Three Years Abstained
3,353,676	133,300	85,483,667 80,494

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 29, 2014

Yappn Corp.

By:	/s/ David Lucatch
David Lucatch Chief Executive Officer